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                                     EXHIBIT 23.1


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of EIP Microwave, Inc (the "Company") of our report dated December 18, 1998, relating to the consolidated financial statements of the Company and subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/   BDO Seidman, LLP

BDO Seidman, LLP

San Jose, California
January 12, 1999